UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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ASHFORD HOSPITALITY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Proxy Advisory Firm Glass Lewis Recommends That Ashford Trust Shareholders Not Consent To Call For Special Meeting

DALLAS, Nov. 7, 2014 /PRNewswire/ — Ashford Hospitality Trust (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that leading, independent proxy voting and corporate governance advisory firm Glass Lewis & Co. (“Glass Lewis”), has recommended that Ashford Trust shareholders not consent to the shareholder proposal from the hotel union regarding a special shareholders meeting.  In its report, Glass Lewis acknowledged the Company’s excellent track record of creating value for shareholders and its positive corporate governance reforms.

Regarding the request from the hotel union for a special meeting, Glass Lewis states[1]:

“Finally, we remain somewhat concerned regarding Unite Here’s true motivations in this solicitation. If the Dissident was a substantial, long-term shareholder of the Company, rather than a labor union representing employees in a long-standing dispute at one of the Company’s hotels, we might be more apt to believe that the Dissident’s interests are aligned with other shareholders who seek to maximize the value of their investments and protect their rights as shareholders. Instead, Unite Here appears to be attempting to assert its influence in the managerial operations and organizational structure of the Company by seeking to block the spin-off and proposing changes to how the Company manages its hotels, negotiates contracts, pays fees and otherwise structures its activities. Thus, while operating under the guise of seeking governance reforms and improved financial performance, we’re left with a feeling that Unite Here’s motivations are rooted elsewhere in this solicitation.”

In its report, Glass Lewis recognized the Ashford Trust management team’s significant track record of value creation:

“We see that Ashford Trust’s TSRs since inception and during trailing periods ranging from 1-year to 10-years were consistent with or far exceeded the average returns of the Company’s closest peers and various REIT indices. Thus, we believe the board has a demonstrated track record of creating value for shareholders.”

Glass Lewis also discussed the value-creating actions that the Ashford Trust Board is taking, including the separation of Ashford Inc.:

“In our view, the board has put forth a reasonable rationale to justify the proposed spin-off, the coordinated launch of a private investment fund platform, the use of Remington as the Company’s primary property manager and the value-enhancing opportunities of the proposed structure following the spin-off. We also recognize that Ashford Trust shareholders will maintain at least a 40% stake in Ashford Inc. immediately following the spin-off, leaving them with substantial exposure to Ashford Inc.’s revenue streams and growth prospects. Overall, in light of the Company’s performance track record under the board’s stewardship, we believe the board has earned continued deference from shareholders at this time with regard to strategic and organizational decisions, such as the spin-off.”

In recognizing the corporate governance enhancements that the Ashford Trust Board has already made, Glass Lewis stated:

“In light of the corporate governance enhancements recently adopted by the Company, the board believes that certain of Unite Here’s proposals have been rendered moot and, as such, no longer merit the calling of a special meeting.”

“In our view, these reforms represent good-faith efforts to improve the Company’s governance policies...”

Glass Lewis also cites Ashford Trust’s competitive advantages of working with Remington, stating:

“A big factor in the Company’s prior performance has been its relationship with Remington. Remington is the Company’s best property manager in terms of revenue growth, RevPAR Index growth and EBITDA flow-through and the board views the relationship as a significant competitive advantage.”

“Contrary to Unite Here’s assertions, the Company works with a number of other property managers in addition to Remington. Remington manages 77 of the 116 hotel properties, which equates to approximately 60% of Ashford Trust’s hotel EBITDA, while other third-party management companies manage the remaining 39 hotel properties.”

“The independent directors of the board have the ability not to engage Remington if they do not think it is in the best interest of Ashford Trust’s shareholders or if another manager can perform the duties materially better. The board has chosen not to engage Remington in multiple instances.”

In support of the spin-off of Ashford, Inc., Glass Lewis states:

“Ultimately, we believe the board has presented shareholders with a reasonable rationale to support the proposed corporate restructure, the estimated valuation at which Ashford Inc. will be spun off to shareholders and the continued use of Remington as property manager. Further, we take note of the continued ability of shareholders to participate in the value-enhancing performance that the board believes Ashford Trust and Ashford Inc. will realize following the spin-off.”

The Board’s formal recommendation will be stated in the Company’s definitive consent revocation materials that will be filed with the Securities and Exchange Commission in due course.  If shareholders have already submitted a written request card to the union supporting the calling of a special meeting, they can revoke such request.  Shareholders can contact MacKenzie Partners, Inc. toll-free at 1-800-322-2885 or 212-929-5500 or e-mail proxy@mackenziepartners.com if they have any questions or need assistance in revoking any request that may have previously been submitted to the union.

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.

Important Additional Information:

Ashford, its directors and certain of its officers and employees are participants in solicitations of Ashford stockholders. Information regarding the names of Ashford’s directors and executive officers and their respective interests in Ashford by security holdings or otherwise is set forth in Ashford’s preliminary revocation statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2014, the Company’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on April 14, 2014, as supplemented by the proxy information filed with the SEC on May 5, 2014. Additional information can be found in Ashford’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 12, 2014 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 11, 2014. To the extent holdings of Ashford’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication is not a substitute for any proxy statement, solicitation statement, registration statement, prospectus or other document Ashford may file with the SEC.  STOCKHOLDERS ARE ENCOURAGED TO READ ANY ASHFORD PROXY STATEMENT, SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ASHFORD MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by Ashford with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Ashford’s website at www.ahtreit.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Ashford’s control. Ashford expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Ashford, as well as Ashford’s public filings with the SEC, including the discussion under the heading “Risk Factors” in  Ashford’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.  Copies of Ashford’s press releases and filings with the SEC, are available at www.ahtreit.com or you can contact the Ashford Investor Relations Department at 972-778-9487.

[1] Permission to use quotations neither sought nor obtained

SOURCE Ashford Hospitality Trust, Inc.